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                                   EXHIBIT 23.


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Intervisual Books, Inc.
Santa Monica, California


We consent to the incorporation by reference to the Registration Statements on Form S-8 (SEC file no. 33-548990, SEC file no. 333-04784, SEC file no. 333-34009 and SEC file no. 333-34015) of our report dated February 20, 1998 with respect to the financial statements of Intervisual Books, Inc.
included in this Annual Report on Form 10-K for the year ended December 31, 1997.

                                                     /s/ BDO Seidman, LLP

                                                     BDO SEIDMAN, LLP



Date:  March 30, 1998
Los Angeles, California